CERTIFICATION

I, Michael J. Clarke, Chief Financial Officer of Chelsea Property Group, Inc., the sole general partner of CPG Partners, L.P. ("the OP"), pursuant to Section 906 of the Sarbanes-Oxley Act of 2003, do hereby certify as follows:

1.	The annual report of Form 10-K of the OP for the period ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the OP.

IN WITNESS WHEREOF, I have executed this Certification this 17th day of March, 2005.

/s/ Michael J. Clarke Michael J. Clarke, Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to CPG Partners L.P. and will be retained by CPG Partners L.P. and furnished to the Securities and Exchange Commission or its staff upon request.